Exhibit 5

                       Griffith, McCague & Fernsler, P.C.
                           The Gulf Tower, Suite 3626
                                707 Grant Street
                              Pittsburgh, PA 15219


          Phone: (412) 803-3690 Fax: (412) 803-3678 Email: gmfpclaw.com


                               September 30, 2002



Alverio Martini Worldwide, Ltd.
99 Derby Street
Suite 200
Hingham, MA  02043

         RE:   Alverio Martini Worldwide, Ltd.
               Registration Statement on Form SB-2
               Relating to the Offer of Shares of Common Stock and Common Stock Purchase Warrants

Gentlemen:

     We have acted as special counsel for Alverio Martini Worldwide, Ltd. (the "Company"), a Nevada corporation organized under the Nevada general corporation laws, in connection with the registration under the Securities Act of 1933, as amended, of shares of common stock ("Shares") and common stock purchase warrants ("Warrants") of the Company. The Shares are being offered to shareholders of Innovation International, Inc. ("Inno") without a fee or charge to them pursuant to the terms of an agreement among the Company, Inno, and Alviero Martini
("Martini") pursuant to which the Company will acquire shares of Alviero Martini, SpA, an Italian company, owned by Martini.

     You have requested our opinion regarding the legality of the Shares and Warrants to be registered pursuant to the Registration Statement on Form SB-2 (the "Registration Statement"). Shares to be issued to Martini after the effectiveness of the Registration Statement are not included in the Registration Statement and are not covered by this opinion. We have examined originals or copies, certified to our satisfaction, of such records, agreements and other instruments of the Company, certificates of public officials, certificates of the officers or other representatives of the Company and such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon written certifications of officers and references, including, but not limited to, statements contained in the Registration Statement. Our opinions, insofar as they address issues of

October 2, 2002
Page 2

Nevada law, are based solely upon our review of (1) the records of the Company,
(2) the Nevada General Corporation Law, (3) such other statutory and judicial matters as we deemed necessary and (4) a certified copy of the Company's Articles of Incorporation dated April 29, 2002. Subject to the foregoing, we do not express our opinion concerning any law other than the federal laws of the United States.

     We have assumed the genuineness of all signatures on documents reviewed by or presented to us, the legal capacity of natural persons, the authenticity of all items presented to us as originals and the conformity with originals of all items submitted to us as copies.

         Based upon the foregoing, we are of the opinion that:

     1. The Company is a duly organized and validly existing corporation under the laws of the State of Nevada.

     2. The Shares of the Company to be offered pursuant to the Prospectus forming a part of the Registration Statement are validly authorized and when (1) the burden and provisions of the Securities Act of 1933, as amended, and such state securities laws and regulations as may be applicable have been complied with and (2) such Shares have been duly delivered as contemplated by the offer contained in the Prospectus and in accordance with the terms of the agreement, such Shares will be validly issued, fully paid and non-assessable under the law of the State of Nevada.

     3. The Warrants are contractual obligations of the Company and, when issued, will be legally binding obligations of the Company.

     4. Shares issuable upon exercise of the Warrants, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable under the laws of the State of Nevada.

     Our opinion is expressed as of the date hereof and we do not assume any obligations to date or supplement our opinion to reflect any fact or circumstances which hereafter come to our attention or any change in the law that hereafter occurs.

     We consent to the reference to our firm in the "Legal Matters" section of the Prospectus and the inclusion of this opinion as an Exhibit to the Registration Statement.

                                            GRIFFITH, McCAGUE & FERNSLER, P.C.


                                      By:   /s/ Charles B. Jarrett, Jr.
                                            ---------------------------
                                            Charles B. Jarrett, Jr.
CBJ/hmc